     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 2001

                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                             COLLEGIATE PACIFIC INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                              5091                    22-2795073
(State or other jurisdiction of     (Primary standard industrial     (I.R.S. Employer
incorporation or organization)       classification code number)     Identification No.)

                          13950 SENLAC DRIVE, SUITE 100
                               DALLAS, TEXAS 75234
                                 (972) 243-8100

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                    COLLEGIATE PACIFIC INC. STOCK OPTION PLAN

                            (Full title of the plan)

                                   ----------


            MICHAEL J. BLUMENFELD                  COPIES OF COMMUNICATIONS TO:
           CHIEF EXECUTIVE OFFICER
           COLLEGIATE PACIFIC INC.                   MICHAEL R. DOREY, ESQ.
        13950 SENLAC DRIVE, SUITE 100               SAYLES, LIDJI & WERBNER,
            DALLAS, TEXAS 75234                    A PROFESSIONAL CORPORATION
               (972) 243-8100                        4400 RENAISSANCE TOWER
                                                         1201 ELM STREET
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE       DALLAS, TEXAS 75270
NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)        (214) 939-8700


                                   ----------

                       CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                               Proposed maximum   Proposed maximum
   Title of each class of        Amount to      offering price        aggregate           Amount of
securities to be registered    be registered      per unit(1)     offering price(1)    registration fee
-------------------------------------------------------------------------------------------------------
   Common Stock, $0.01
   par value per share           1,000,000           $4.69           $4,690,000           $1,172.50
=======================================================================================================

---------

(1) Estimated pursuant to Rule 457 under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on 252,000 shares reserved for issuance and subject to options already granted and 748,000 shares reserved for issuance under future options.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in this Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933. Such documents need not be filed with the Securities and Exchange Commission either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Collegiate Pacific Inc. (the "Company") hereby incorporates by reference into this registration statement the following documents previously filed with the Commission:

         (1) the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000;

         (2) the Company's Quarterly Report on Form 10-QSB for the three months ended September 30, 2000;

         (3) the Company's Quarterly Report on Form 10-QSB for the three months ended December 31, 2000; and

         (4) the description of the Company's common stock contained in the Company's registration statement on Form SB-2, No. 333-64471, effective as of October 26, 1998, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The Company's Common Stock, par value $0.01 per share, is registered pursuant to Section 12 of the Securities Exchange Act of 1934, and, therefore, the description of securities is omitted.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Certificate of Incorporation of the Company provides for the indemnification of directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

         Generally, the Delaware General Corporation Law permits a corporation to indemnify a person who was or is an officer, director, agent, or employee, or who serves at the corporation's request as an officer, director, agent, or employee, of another corporation, partnership, trust joint venture, or other enterprise ("nominee"), who was, is, or is threatened to be named a defendant in a legal proceeding by virtue of such person's position in the corporation or nominee, but only if the person acted in good faith and reasonably believed that the conduct was in or at least not opposed to the corporation's best interest, and, in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful. A person may be indemnified within the above limitations against judgments, fines, settlements, and reasonable expenses actually incurred. Generally, an officer director, agent, or employee of the corporation or nominee may not be indemnified, however, against judgments, fines, and settlements incurred in a proceeding in which the person is found liable to the corporation and may not be indemnified for expenses unless, and only to the extent that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnification for such expenses. A corporation must indemnify a director, officer, employee, or agent against reasonable expenses incurred in connection with a proceeding in which the person is a party because of the person's corporate position, if the person was successful, on the merits or otherwise, in the defense of the proceeding. Under certain circumstances, a corporation may also advance expenses to such person. Under the Delaware General Corporation Law, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation against any liability asserted against and incurred by the person in such capacity, or arising out of the person's status as such a person, regardless of whether the applicable law otherwise empowers the corporation to indemnify that person against such liability.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         None.

ITEM 8.  EXHIBITS

         The following documents are filed as a part of this Registration Statement. Where such filing is made by incorporation by reference to a previously filed report, such report is identified. The Index to Exhibits included with the exhibits is filed as a part of this report.

         Exhibit                  Description
         -------                  -----------
         4.1      Collegiate Pacific Inc. Stock Option Plan, as amended,
                  including a form of option agreement

         5.1      Opinion of Sayles, Lidji & Werbner, P.C.

         23.1 Consent of Sayles, Lidji & Werbner, P.C. (included in their opinion filed as Exhibit 5.1)

         23.2     Consent of Grant Thornton LLP

         24.1     Power of Attorney (see signature page of this Registration
                  Statement)

ITEM 9.  UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission of 1933 such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of Dallas, State of Texas, on the 30th day of April, 2001.

                                            COLLEGIATE PACIFIC INC.

                                            By: /s/ Michael J. Blumenfeld
                                                --------------------------------
                                                Michael J. Blumenfeld,
                                                Chief Executive Officer


                                POWER OF ATTORNEY

         Each individual whose signature appears below hereby designates and appoints Michael J. Blumenfeld and William R. Estill, as such person's true and lawful attorney-in-fact and agent (the "Attorney- in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as either Attorney-in-Fact deems appropriate and requests to accelerate the effectiveness of this registration statement, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorney-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorney-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 30th day of April, 2001.

               SIGNATURE                               TITLE
               ---------                               -----
/s/ Michael J. Blumenfeld                   Chief Executive Officer and Director
--------------------------------------         (Principal Executive Officer)
         William A. Schwartz, Jr.


/s/ William R. Estill                       Chief Financial Officer, Secretary and Treasurer
--------------------------------------        (Principal Financial and Accounting Officer)
         William R. Estill


/s/ Adam Blumenfeld                         President and Director
--------------------------------------
         Adam Blumenfeld


/s/ Arthur J. Coerver                       Chief Operating Officer and Director
--------------------------------------
         Arthur J. Coerver


/s/ Harvey Rothenberg                       Vice President Marketing and Director
--------------------------------------
         Harvey Rothenberg


/s/ Jeff Davidowitz                         Director
--------------------------------------
         Jeff Davidowitz


/s/ William A. Watkins, Jr.                 Director
--------------------------------------
         William A. Watkins, Jr.


/s/ Robert W. Hampton                       Director
--------------------------------------
         Robert W. Hampton

                                INDEX TO EXHIBITS


EXHIBIT
  NO.                         DESCRIPTION OF EXHIBIT
-------                       ----------------------
 4.1     Collegiate Pacific Inc. Stock Option Plan, as amended, including a form of option agreement

 5.1     Opinion of Sayles, Lidji & Werbner, P.C.

23.1 Consent of Sayles, Lidji & Werbner, P.C. (included in their opinion filed as Exhibit 5.1)

23.2     Consent of Grant Thornton LLP

24.1     Power of Attorney (see signature page of this Registration Statement)